                                                                     EXHIBIT 2.1


                         MASTER TRANSACTION AGREEMENT

                                 BY AND AMONG

                       AMERICAN ONCOLOGY RESOURCES, INC.

                  AOR OF TEXAS MANAGEMENT LIMITED PARTNERSHIP

                             SHANNON D. COX, M.D.

                            JOHN H. WILBANKS, M.D.

                             GEORGE R. BROWN, M.D.

                             BRUCE M. TURNER, M.D.

                      TEXAS RADIATION ONCOLOGY GROUP, LLP

                         AUSTIN CANCER CENTER, LIMITED

                       AUSTIN CANCER CENTER II, LIMITED

               CENTRAL TEXAS RADIATION ONCOLOGY PHYSICIANS, P.A.

                                      AND

                    CENTRAL TEXAS ONCOLOGY ASSOCIATES, P.A.

                                     INDEX

                                                                                       PAGE
ARTICLE I.           DEFINITIONS.....................................................   1

ARTICLE II.          RESTRUCTURING...................................................   5
     Section 2.01    Pre-Closing Actions.............................................   5
     Section 2.02    Purchase and Conveyance Agreement...............................   5
     Section 2.03    Transfer of Management Services Agreement.......................   6
     Section 2.04    Employment and Settlement Agreements............................   6
     Section 2.05    Merger..........................................................   6
     Section 2.06    Noncompetition and Confidentiality Covenants....................   6

ARTICLE III.         THE CLOSING.....................................................   7
     Section 3.01    Closing.........................................................   7
     Section 3.02    Deliveries to the AOR Parties at the Closing....................   7
     Section 3.03    Deliveries to the Physician Parties at the Closing..............   8

ARTICLE IV.          CONDITIONS......................................................   8
     Section 4.01    Conditions Precedent to the Obligations of All Parties..........   8
     Section 4.02    Conditions Precedent to the Obligations of the AOR Parties......   9
     Section 4.03    Conditions Precedent to the Obligations of the
                      Physician Parties..............................................   9

ARTICLE V.           MISCELLANEOUS...................................................  10
     Section 5.01    Taxes...........................................................  10
     Section 5.02    Expenses........................................................  10
     Section 5.03    Parties Bound...................................................  10
     Section 5.04    Choice of Law...................................................  10
     Section 5.05    Assignment......................................................  10
     Section 5.06    Multiple Counterparts...........................................  10
     Section 5.07    Headings........................................................  11

EXHIBITS

Exhibit A Form of Amendment to Management Services Agreement
Exhibit B Form of Buy-Sell Agreement
Exhibit C Form of Conveyance Agreement
Exhibit D Form of CTROP Bylaws
Exhibit E Form of CTROP Charter
Exhibit F Form of CTROP Organizational Minutes
Exhibit G Form of Employment Agreement
Exhibit H Form of Escrow Agreement
Exhibit I Form of Management Services Agreement
Exhibit J Form of Merger Agreement

Exhibit K Form of New P Partnership Agreement
Exhibit L Form of Note
Exhibit M Form of Option Agreement
Exhibit N Form of Partnership Interest Purchase Agreement
Exhibit O Form of Purchase Agreement
Exhibit P Form of Settlement Agreement

                         MASTER TRANSACTION AGREEMENT


     This Master Transaction Agreement ("Master Transaction Agreement"), dated and effective as of April 25, 1997 (the "Closing Date"), is by and among AMERICAN ONCOLOGY RESOURCES, INC., a Delaware corporation ("AOR"); AOR OF TEXAS MANAGEMENT LIMITED PARTNERSHIP, a Texas limited partnership ("AOR Management"); SHANNON D. COX, M.D., JOHN H. WILBANKS, M.D., GEORGE R. BROWN, M.D. and BRUCE M. TURNER, M.D. (individually a "Physician" and collectively the "Physicians"); TEXAS RADIATION ONCOLOGY GROUP, LLP, a Texas limited liability partnership ("TROG"); AUSTIN CANCER CENTER, LIMITED, a Texas limited partnership ("ACC"); AUSTIN CANCER CENTER II, LIMITED, a Texas limited partnership ("ACC II"); CENTRAL TEXAS RADIATION ONCOLOGY PHYSICIANS, P.A., a Texas professional association ("CTROP"); and CENTRAL TEXAS ONCOLOGY ASSOCIATES, P.A., a Texas professional association ("CTOA") (AOR, AOR Management, the Physicians, TROG, ACC, ACC II, CTROP and CTOA are individually referred to herein as a "Party" and collectively referred to herein as "Parties").

                                   RECITALS

     A. Each Physician is a physician licensed to practice medicine in the State of Texas. Each Physician currently conducts such Physician's medical oncology practice with the other Physicians, practicing together through TROG.

     B. The Physicians desire to restructure their medical practice currently conducted through TROG by consummation of the transactions described in this Master Transaction Agreement.

     C. The Parties to this Master Transaction Agreement desire to set forth the terms and conditions upon which the restructuring described above shall be accomplished and to agree upon other matters set forth herein.

     NOW, THEREFORE, in consideration of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:


                           ARTICLE I.   DEFINITIONS

     For purposes of this Master Transaction Agreement, the following terms, in addition to other capitalized terms used in this Master Transaction Agreement that are defined elsewhere herein, shall have the meanings set forth herein.

     Amendment. The Amendment to the Management Services Agreement to be executed between AOR Management and CTOA in the form set forth in Exhibit A.

     AOR Audited Financial Statements. As defined in Section 5.01(e) of the Purchase Agreement.

     AOR Common Stock.  The Common Stock, par value $.01 per share, of AOR.

     AOR Indemnified Persons. As defined in Section 9.01 of the Purchase Agreement.

     AOR Parties.  AOR and AOR Management.

     Assumed Obligations.  As defined in Section 3.03 of the Purchase Agreement.

     Buy-Sell Agreement. The Buy-Sell Agreement, a joinder to which is to be executed between CTOA and the Physicians in the form set forth in Exhibit B.

     Closing. The closing of the transactions contemplated by this Master Transaction Agreement.

     Closing Date. As defined in the introduction to this Master Transaction Agreement.

     Code.  The Internal Revenue Code of 1986, as amended.

     Conveyance Agreement. The Conveyance Agreement to be executed between TROG and CTROP in the form set forth in Exhibit C.

     CTROP Bylaws.  The Bylaws of CTROP in the form set forth in Exhibit D.

     CTROP Charter. The Articles of Association of CTROP in the form set forth in Exhibit E.

     CTROP Organizational Minutes. The organizational minutes of CTROP in the form set forth in Exhibit F.

     Disclosure Schedule. The disclosure schedule attached to the Purchase Agreement setting forth, with reference to the applicable section and subsection of the Purchase Agreement, certain information and exceptions to the representations, warranties and covenants of the Physicians.

     Employment Agreements. Collectively, the Employment Agreements to be executed between each Physician and CTROP in the form set forth in Exhibit G.

     Environmental Claim. As defined in Section 9.01(a)(iv) of the Purchase Agreement.

     Environmental Laws.  As defined in Section 4.01(m) of the Purchase
Agreement.

     ERISA.  As defined in Section 4.01(l) of the Purchase Agreement.

     Escrow Agent.  As defined in the Escrow Agreements.

     Escrow Agreement. Collectively, the Escrow Agreements that, subject to the occurrence of certain events described in Section 10.02 of the Purchase Agreement, will be executed among the Escrow Agent, AOR and a Physician substantially in the form set forth in Exhibit H.

     Exchange Act.  The Securities Exchange Act of 1934, as amended.

     GAAP.  Generally accepted accounting principles, consistently applied.

     Governmental Authority. Any national, state, provincial, local or tribal governmental, judicial or administrative authority or agency.

     Hazardous Wastes.  As defined in Section 4.01(m) of the Purchase Agreement.

     Indemnity Loss.  As defined in Section 9.01 of the Purchase Agreement.

     Investment Representations Schedule. The schedule attached to the Purchase Agreement setting forth exceptions to each Physician's representations, warranties and covenants set forth in Section 6.01 of the Purchase Agreement.

     Management Services Agreement. The Management Services Agreement between New P and CTROP in the form set forth in Exhibit I.

     Market Price. The market price per share of AOR Common Stock determined in the following manner: (i) the closing price (which shall be the last reported sales price, or, in case no such sales take place on such day, the average of the closing bid and the asked prices) per share of the AOR Common Stock on the principal national securities exchange on which the AOR Common Stock is then listed or admitted to trading, if the AOR Common Stock is then listed or admitted to trading on any national securities exchange; (ii) if the AOR Common Stock is not then so listed on a national securities exchange, the average of the closing bid and asked prices of the AOR Common Stock in the over-the-counter market as reported by Nasdaq; (iii) if the AOR Common Stock is not then quoted by Nasdaq, as furnished by any member of NASD selected by AOR for that purpose; or (iv) if no member of NASD furnishes quotes with respect to the AOR Common Stock, an amount determined in good faith by the board of directors of AOR.

     Medical Assets.  As defined in Section 3.02 of the Purchase Agreement.

     Merger Agreement. The Merger Agreement (including the Certificate of Merger to be executed and filed with the Secretary of State of the State of Texas in connection therewith) to be executed between CTROP and CTOA in the form set forth in Exhibit J.

     NASD.  The National Association of Securities Dealers, Inc.

     Nasdaq. The National Association of Securities Dealers Automated Quotation System.

     New P. Radiation Oncology Management Partnership, a Texas general partnership.

     New P Partnership Agreement. The Partnership Agreement of New P in the form set forth in Exhibit K.

     Nonmedical Assets.  As defined in Section 3.01 of the Purchase Agreement.

     Notes. Collectively, the subordinated non-negotiable promissory notes to be delivered to the Physicians pursuant to the Purchase Agreement in the form set forth in Exhibit L.

     Option Agreement. The Option Agreement, a joinder to which is to be executed between the Physicians and Lloyd K. Everson, M.D. in the form set forth in Exhibit M.

     Partnership Interest Purchase Agreement. The Partnership Interest Purchase Agreement to be executed between John M. Barnett, M.D. and AOR in the form set forth in Exhibit N.

     Physician Indemnified Persons. As defined in Section 9.02 of the Purchase Agreement.

     Physician Parties.  The Physicians, CTROP, TROG, ACC and ACC II.

     Practice. The radiation oncology and all other related health-care practices conducted from time to time by TROG prior to the Closing and CTROP after the Closing.

     Purchase Agreement. The Purchase Agreement to be executed by and among AOR, AOR Management, the Physicians, TROG, CTROP, ACC and ACC II in the form set forth in Exhibit O.

     Real Property Leases. As defined in Section 3.02(f) of the Purchase Agreement.

     SEC.  The Securities and Exchange Commission.

     Securities. The Notes and the shares of AOR Common Stock to be issued pursuant to the Purchase Agreement.

     Securities Act.  The Securities Act of 1933, as amended.

     Settlement Agreement. The Settlement Agreement to be executed among the AOR Parties, the Physician Parties and John M. Barnett, M.D. in the form set forth in Exhibit P.

     Taxes.  As defined in Section 4.01(j) of the Purchase Agreement.

     Transaction Documents. This Master Transaction Agreement, the Amendment, the Buy-Sell Agreement, the Conveyance Agreement, the CTROP Bylaws, the CTROP Charter, the CTROP Organizational Minutes, the Employment Agreements, the Escrow Agreements, the Management Services Agreement, the Merger Agreement, the New P Partnership Agreement, the Option Agreement, the Partnership Interest Purchase Agreement, the Purchase Agreement, the Settlement Agreement and each other document and instrument executed and delivered at the Closing.

     TROG Audited Financial Statements. As defined in Section 4.01(d) of the Purchase Agreement.

     TROG Balance Sheet.  As defined in Section 4.01(d) of the Purchase
Agreement.

     TROG Balance Sheet Date. As defined in Section 4.01(d) of the Purchase Agreement.


                          ARTICLE II.   RESTRUCTURING

     Section 2.01 Pre-Closing Actions. Prior to the Closing, the following actions shall have occurred in the order set forth in this Section 2.01:

          (a) each Physician and TROG have terminated any existing employment agreement, oral, written or otherwise, between such Physician and TROG or the other Physicians;

          (b) the Physicians have caused CTROP to be duly organized and, to that end, have caused (i) the CTROP Charter to be filed with the Secretary of State of the State of Texas, (ii) the CTROP Bylaws to be adopted, (iii) the CTROP Organizational Minutes to be approved and (iv) shares of CTROP to be issued to the Physicians in the amounts set forth in the CTROP Organizational Minutes for the consideration described therein;

          (c) the Physicians, together with John M. Barnett, M.D., have duly organized New P by executing and delivering the New P Partnership Agreement; and

          (d) New P and CTOA have executed and delivered the Management Services Agreement.

     Section 2.02 Purchase and Conveyance Agreements. Each Physician, TROG, CTROP, ACC, ACC II, AOR and AOR Management will execute and deliver the Purchase Agreement; and AOR will execute and deliver, and the Physicians will cause John
M. Barnett, M.D. to execute and deliver, the Partnership Interest Purchase Agreement. By virtue of AOR's purchase of 100% of the partnership interests of New P pursuant to the Purchase Agreement, New P will dissolve and will transfer, assign and convey to AOR all of the assets of New P, and AOR will assume all of the liabilities, duties and obligations of New P. In addition, pursuant to the

Purchase Agreement, AOR Management will purchase the Nonmedical Assets from TROG, ACC and ACC II, and will assume the Assumed Obligations.

     After the actions listed in the foregoing paragraph, TROG and CTROP will execute and deliver the Conveyance Agreement pursuant to which TROG will convey to CTROP the Medical Assets.

     Section 2.03 Transfer of Management Services Agreement. At the Closing, after the occurrence of the events described in Section 2.02, AOR will transfer and contribute to AOR Management all of AOR's right, title and interest in and to the Management Services Agreement, and AOR Management will assume all liabilities, duties and obligations under the Management Services Agreement.

     Section 2.04 Employment and Settlement Agreements. At the Closing, after the occurrence of the events set forth in Section 2.03, CTROP and each Physician will execute and deliver an Employment Agreement. In addition, the AOR Parties, the Physician Parties and John M. Barnett, M.D. will execute and deliver the Settlement Agreement.

     Section 2.05 Merger. At the Closing, after the occurrence of the events set forth in Section 2.04, CTROP and CTOA will execute and deliver the Merger Agreement and will cause the Certificate of Merger to be filed on or about April 25, 1997 with the Secretary of State of the State of Texas. Pursuant thereto, CTROP will merge with and into CTOA, with CTOA being the surviving corporation. In connection with the merger of CTROP into CTOA, the steps set forth below will occur:

          (a) Buy-Sell and Option Agreements. As set forth in the Merger Agreement, each Physician will become a shareholder of CTOA. As a shareholder of CTOA, each Physician will execute and deliver joinders to the Buy-Sell Agreement and the Option Agreement.

          (b) Amendment. Following the merger of CTROP with and into CTOA, without the taking of any additional action, the Management Services Agreement shall terminate and cease to be of any further force or effect; and CTOA and AOR Management shall execute and deliver the Amendment.

          (c) Employment Agreements. CTROP shall assign and delegate all of its rights and obligations under each Employment Agreement to CTOA, with each such Physician to become an employee of CTOA under the terms of such Employment Agreement.

     Section 2.06 Noncompetition and Confidentiality Covenants. In connection with the consummation of the transactions contemplated by this Master Transaction Agreement, and by executing and delivering certain of the other Transaction Documents, the Physicians will be entering into certain noncompetition and confidentiality covenants. The Physicians recognize that such covenants are an essential part of the transactions contemplated by this Master Transaction Agreement and certain other Transaction Documents and that, but for the contemplated agreement of each Physician to comply with such covenants, the AOR Parties would not have entered into this Master Transaction Agreement.

                          ARTICLE III.   THE CLOSING

     Section 3.01  Closing.

          (a) The Closing shall take place at the offices of Mayor, Day, Caldwell & Keeton, L.L.P., 700 Louisiana, Suite 1900, Houston, Texas 77002, at 10:00 A.M. on the Closing Date.

          (b) At the Closing, the Parties shall complete the transactions provided for in Sections 2.02, 2.03, 2.04 and 2.05 in the sequence specified in Article II hereof. The consummation of the transactions contemplated by Sections 2.02, 2.03, 2.04 and 2.05 shall be effective for all purposes as of 12:01 a.m., April 25, 1997, but none of the transactions contemplated by such Sections shall be deemed to have been consummated until each such transaction shall have been consummated.

     Section 3.02 Deliveries to the AOR Parties at the Closing. At the Closing, and simultaneously with the deliveries to the Physician Parties specified in Section 3.03 hereof, and in addition to any other deliveries required to be made to an AOR Party pursuant to any other Transaction Document at the Closing, the Physician Parties shall deliver or cause to be delivered to the AOR Parties the following:

          (a) the CTROP Bylaws, the CTROP Charter and the CTROP Organizational Minutes;

          (b) the New P Partnership Agreement duly executed by each Physician and John M. Barnett, M.D.;

          (c) the Management Services Agreement duly executed by New P and
     CTROP;

          (d) the Purchase Agreement duly executed by the Physicians, TROG, CTROP, ACC and ACC II;

          (e) the Partnership Interest Purchase Agreement duly executed by John
     M. Barnett, M.D.

          (f) the Conveyance Agreement duly executed by TROG and CTROP;

          (g) the Employment Agreements duly executed by the Physicians and CTROP;

          (h) the Settlement Agreement duly executed by the Physician Parties and John M. Barnett, M.D.

          (i) the Merger Agreement (together with the Certificate of Merger) duly executed by CTROP and CTOA;

          (j) the joinder to the Buy-Sell Agreement duly executed by the Physicians;

          (k) the joinder to the Option Agreement duly executed by the Physicians;

          (l) the Amendment duly executed by CTOA; and

          (m) such other closing documents, certificates and instruments as are contemplated by the other Transaction Documents or as shall have been reasonably requested by the AOR Parties and as are customarily delivered in connection with transactions of the type contemplated herein.

     Section 3.03 Deliveries to the Physician Parties at the Closing. At the Closing, and simultaneously with the deliveries to the AOR Parties specified in
Section 3.02, and in addition to any other deliveries required to be made to a Physician Party pursuant to any other Transaction Document at the Closing, the AOR Parties shall deliver or cause to be delivered to the Physician Parties the following:

          (a) the Purchase Agreement duly executed by AOR and AOR Management;

          (b) the Partnership Interest Purchase Agreement duly executed by AOR;

          (c) the Settlement Agreement duly executed by the AOR Parties;

          (d) the Amendment duly executed by AOR Management; and

          (e) such other closing documents, certificates and instruments as are contemplated by the other Transaction Documents or as shall have been reasonably requested by the Physician Parties and as are customarily delivered in connection with transactions of the type contemplated herein.


                           ARTICLE IV.   CONDITIONS

     Section 4.01 Conditions Precedent to the Obligations of All Parties. The obligations of the Parties to complete the Closing shall be subject to the fulfillment, at or prior to the time of the Closing, of each of the following conditions:

          (a) all permits, approvals, waivers, releases and consents of any Governmental Authority or of any third party necessary or appropriate for consummation of the Closing shall have been obtained;

          (b) no preliminary or permanent injunction or other order of a court or other Governmental Authority in the United States shall have been issued and be in effect, and no United States federal or state statute, rule or regulation shall have been enacted or promulgated after the date hereof and be in effect, that prohibits the consummation of the Closing; and

          (c) there shall not be any action or proceeding commenced by or before any court or other Governmental Authority in the United States that challenges the consummation of the Closing.

     Section 4.02 Conditions Precedent to the Obligations of the AOR Parties. The obligations of the AOR Parties to complete the Closing shall be subject to the fulfillment, at or prior to the time of the Closing, of each of the following conditions:

          (a) the Physician Parties shall have performed, complied with and fulfilled all the covenants, agreements, obligations and conditions required by any of the Transaction Documents to be performed, complied with or fulfilled by them prior to or at the Closing; and

          (b) the AOR Parties shall have received all of the instruments, documents and other items described in Section 3.02, and the form and substance of all such deliveries shall be satisfactory in all reasonable respects to the AOR Parties and their counsel.

     Section 4.03 Conditions Precedent to the Obligations of the Physician Parties. The obligations of the Physician Parties to complete the Closing shall be subject to the fulfillment at or prior to the time of the Closing, of each of the following conditions:

          (a) the AOR Parties shall have performed, complied with and fulfilled all of the covenants, agreements, obligations and conditions required by any of the Transaction Documents to be performed, complied with or fulfilled by them prior to or at the Closing; and

          (b) the Physician Parties shall have received from the AOR Parties all of the instruments, documents and other items described in Section 3.03, and the form and substance of all such deliveries shall be satisfactory in all reasonable respects to the Physician Parties and their counsel.

                          ARTICLE V.   MISCELLANEOUS

          Section 5.01 Taxes. The Physician Parties will pay all transfer taxes, sales and other taxes and charges, if any, which may become payable in connection with the transactions contemplated by the Transaction Documents.

          Section 5.02 Expenses. Whether or not the transactions contemplated by this Master Transaction Agreement are consummated, each of the Parties shall pay the fees and expenses of their respective counsel, accountants and other experts incident to the negotiation and preparation of the Transaction Documents and consummation of the transactions contemplated thereby.

          Section 5.03 Parties Bound. Except to the extent otherwise expressly provided herein, this Master Transaction Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, representatives, administrators, guardians, successors and assigns; and no other person shall have any right, benefit or obligation hereunder.

          SECTION 5.04 CHOICE OF LAW. THIS MASTER TRANSACTION AGREEMENT SHALL BE CONSTRUED, INTERPRETED, AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS EXCEPT WITH RESPECT TO MATTERS OF LAW CONCERNING THE INTERNAL AFFAIRS OF ANY CORPORATE OR PARTNERSHIP ENTITY WHICH IS A PARTY TO OR THE SUBJECT OF THIS MASTER TRANSACTION AGREEMENT, AND AS TO THOSE MATTERS THE LAW OF THE STATE OF INCORPORATION OR ORGANIZATION OF THE RESPECTIVE ENTITY SHALL GOVERN. THE PARTIES AGREE THAT IF A CONTROVERSY OR CLAIM BETWEEN OR AMONG THEM ARISES OUT OF OR IN RELATION TO THIS MASTER TRANSACTION AGREEMENT AND RESULTS IN LITIGATION, THE COURTS OF TRAVIS COUNTY, TEXAS OR THE COURTS OF THE UNITED STATES OF AMERICA LOCATED IN TRAVIS COUNTY, TEXAS SHALL HAVE JURISDICTION TO HEAR AND DECIDE SUCH MATTER, AND THE PARTIES HEREBY SUBMIT TO JURISDICTION TO SUCH COURTS.

          Section 5.05 Assignment. The Master Transaction Agreement may not be assigned by operation of law or otherwise except that AOR shall have the right to assign this Master Transaction Agreement, at any time, to any direct or indirect wholly owned subsidiary of AOR. No such assignment shall relieve AOR of its obligations hereunder.

          Section 5.06 Multiple Counterparts. This Master Transaction Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          Section 5.07 Headings. The headings of the several Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Master Transaction Agreement.

     IN WITNESS WHEREOF, the parties have caused this Master Transaction Agreement to be duly executed as of April 25, 1997.


                                 AMERICAN ONCOLOGY RESOURCES, INC.,
                                 a Delaware corporation


                                 By:___________________________________

                                 Name:_________________________________

                                 Title:________________________________


                                 AOR OF TEXAS MANAGEMENT LIMITED PARTNERSHIP, a Texas limited partnership

                                 By: AOR Management Company of Texas, Inc.,
                                     its General Partner


                                 By:___________________________________

                                 Name:_________________________________

                                 Title:________________________________



                                 ______________________________________
                                 SHANNON D. COX, M.D.


                                 ______________________________________
                                 JOHN H. WILBANKS, M.D.


                                 ______________________________________
                                 GEORGE R. BROWN, M.D.


                                 ______________________________________
                                 BRUCE M. TURNER, M.D.

                         TEXAS RADIATION ONCOLOGY GROUP, LLP,
                         a Texas limited liability partnership



                         By:______________________________________

                         Name:____________________________________

                         Title:___________________________________



                         AUSTIN CANCER CENTER, LIMITED,
                         a Texas limited partnership
                              By: GP Austin Cancer Center, Inc.,
                                  Its General Partner



                              By:_________________________________

                              Name:_______________________________

                              Title:______________________________



                         AUSTIN CANCER CENTER II, LIMITED,
                         a Texas limited partnership
                              By: GP Austin Cancer Center, Inc.,
                                  Its General Partner



                              By:_________________________________

                              Name:_______________________________

                              Title:______________________________


                         CENTRAL TEXAS RADIATION ONCOLOGY PHYSICIANS, P.A., a Texas professional association



                         By:______________________________________

                         Name:____________________________________

                         Title:___________________________________

                         CENTRAL TEXAS ONCOLOGY ASSOCIATES, P.A., a Texas professional association



                         By:______________________________________

                         Name:____________________________________

                         Title:___________________________________